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                EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-65784, 33-76532, 333-04701 and 333-58195)
of Tricord Systems, Inc. of our report dated February 17, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 17, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



                                                  PricewaterhouseCoopers LLP


Minneapolis, Minnesota
February 17, 2000





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